Exhibit 10.47

Amendment to
Employment Agreement

This Amendment is made effective as of December 7, 2010 by and between First Solar, Inc. a Delaware corporation having its principal office at 350 West Washington Street, Suite 600, Tempe, Arizona 85281 (hereinafter “Employer”) and James Zhu (hereinafter “Employee”).

WITNESSETH:

WHEREAS, Employer and Employee are party to an Employment Agreement dated as of December 1, 2008 and amended as of November 2, 2009 (the “Employment Agreement”);
WHEREAS, Employer wishes to promote Employee to the additional position of Senior Vice President and adjust Employee's compensation accordingly;
WHEREAS, Employer has asked Employee to serve in the position of Chief Financial Officer on an interim basis and Employee is amenable to serving in this position;
WHEREAS, the parties wish to memorialize these actions by amending the Employment Agreement accordingly;
NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants, terms and conditions set forth herein, and intending to be legally bound hereby, Employer and Employee hereby agree that the Employment Agreement is amended as provided herein.

1.    Section 1.2 of the Employment Agreement is amended to replace the title “Chief Accounting Officer” with the title “Senior Vice President, Chief Accounting Officer”.

2.    Section 1.2 of the Employment Agreement is further amended to add the following sentence after the first sentence thereof.

“In addition, commencing on January 1, 2011 and until such time as the Company names a Chief Financial Officer, Employee will serve in the role of Interim Chief Financial Officer and his interim Supervisor shall be the Chief Executive Officer.”

3.    Section 2.12 of the Employment Agreement is amended to replace the annual bonus eligibility from “forty-five percent (45%)” to “fifty percent (50%)”.

4.    Except as amended above, the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Employer has caused this Agreement to be executed by one of its duly authorized officers and Employee has individually executed this Agreement, each intending to be legally bound, as of the date first above written.

EMPLOYER	EMPLOYEE
/s/ Robert Gillette Robert J. Gillette Chief Executive Officer	/s/ James Zhu James Zhu

Date: 12/21/10